UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
______________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2021 (October 21, 2021)
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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
 ______________________________
Federally Chartered
000-51404
35-6001443
Corporation of the United States

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)
(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed since last report.)
 ___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 and Item 5.07.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Submission of Matters to a Vote of Security Holders

On October 21, 2021, the Federal Home Loan Bank of Indianapolis (“Bank”) certified the results of the election of district-wide independent directors and Indiana member directors to the Bank’s Board of Directors (“Board”), each with terms beginning January 1, 2022, and ending on December 31, 2025. Each of the elected directors' Board Committee assignments will be determined at a meeting of the Board of Directors and shall be disclosed on an amendment to this filing on Form 8-K/A.

Pursuant to the terms of the Federal Home Loan Bank Act and Federal Housing Finance Agency (“Agency”) regulations, the members of the Bank elect member directors from their state to the Board from nominees who must be a director or officer of a member located in that particular state. The nominations are made by the member institutions, not by management of the Bank. Director elections are held by direct ballot and not by proxy or at a shareholder meeting. All of the elected nominees must certify that they are eligible to serve as a director in accordance with the regulations of the Agency by completing an Agency-prescribed eligibility certification form.

Indiana Member Director Election

Two Indiana member director seats were open. Larry W. Myers was elected to the first open seat, with 1,138,219 shares voted in his favor. Mr. Myers is the President & CEO of First Savings Bank in Jeffersonville, Indiana. Sherri L. Reagin was elected to the second open seat, with 911,685 shares voted in her favor. Ms. Reagin is the Chief Financial Officer of The North Salem State Bank in North Salem, Indiana.

The member director candidates not elected in Indiana were: Robert D. Blume, with 509,807 shares voted; and Ronald Brown, with 272,016 shares voted.

The term of one Indiana member director, Ronald Brown, expires on December 31, 2021. The Board and Bank management express their sincere appreciation to Mr. Brown for his service as a director of the Bank since 2018.

Independent Director District-Wide Election

By regulation, all individuals proposed to be nominated by the Board for independent directorships must, after consultation with the Bank's Affordable Housing Advisory Council, be reviewed by the Agency. This review was conducted by the Agency before the slate selected by the Board was submitted to the members for voting. Any independent director or nominee for an independent directorship must have experience in, or knowledge of, one or more of the following areas: auditing and accounting; derivatives; financial management; organizational management; project development; risk management practices; and the law. A public interest director must have more than four years' experience representing consumer or community interests in banking services, credit needs, housing, or consumer financial protections.

There were two district-wide independent director seats open. Michael E. Bosway was elected to the first open seat, with 2,160,163 shares voted in his favor. Mr. Bosway is Managing Director of Stifel Nicolaus & Company in Indianapolis, Indiana. Perry Glenn Hines was elected to the second open seat, with 1,933,761 shares voted in his favor. Mr. Hines is Chief Development Officer of Wheeler Mission in Indianapolis, Indiana.

The terms of two independent directors, Michael J. Hannigan, Jr., and James L. Logue III, expire on December 31, 2021. The Board and Bank management express their sincere appreciation to Mr. Hannigan for his service as a director of the Bank since 2007 and previously from 2001-2004, and to Mr. Logue for his service as a director of the Bank since 2007.

Directors’ Compensation and Expense Reimbursement Policy

The newly elected directors will be paid director fees in accordance with the Bank's 2022 Directors’ Compensation and Expense Reimbursement Policy, which is scheduled for approval at the November 2021 Board meeting. In accordance with Agency regulations, the final 2022 Directors’ Compensation and Expense Reimbursement Policy, together with all supporting materials upon which the Board relied in determining the level of compensation and expenses to pay to its directors, will be provided to the Agency Director for review.

Item 9.01. Financial Statements and Exhibits

A copy of the letter to shareholders announcing the results of the member and independent director elections, which will be emailed on October 21, 2021, is attached as Exhibit 99.1 and incorporated by reference in this Report. A copy of the Bank's press release dated October 21, 2021, is attached as Exhibit 99.2 to this Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2021

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/CINDY L. KONICH
Cindy L. Konich
President - Chief Executive Officer

By:	/s/GREGORY L. TEARE
Gregory L. Teare
Executive Vice President - Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Letter to Members - Election Results
99.2	News Release - 2021 Election Results